Consents of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 17 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 9, 1998, relating to the financial statements and financial highlights of J.P. Morgan California Bond Fund appearing in the April 30, 1998 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of the Registration Statement of our reports dated December 17, 1998, relating to the financial statements and financial highlights of J.P. Morgan Tax Aware U.S. Equity Fund, J.P. Morgan Institutional Tax Aware Disciplined Equity Fund and J.P. Morgan Global 50 Fund appearing in the October 31, 1998 Annual Reports, which are also incorporated by reference into the Registration Statement.

We  also  consent  to the  references  to us  under  the  headings  "Independent
Accountants"  and  "Financial   Statements"  in  the  Statements  of  Additional
Information.



/s/PricewaterhouseCoopers  LLP
PricewaterhouseCoopers  LLP
1177 Avenue of the Americas
New York, New York 10036
February 24, 1999